EXHIBIT 99.1

                                 News Release

For Information Contact:
Kelly McGriff, Treasurer and Vice President, Investor Relations (563) 272-7967
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES RESULTS FOR FOURTH QUARTER AND YEAR-END – FISCAL 2010

MUSCATINE, Iowa (February 8, 2011) – HNI Corporation (NYSE: HNI) today announced sales of $466.1 million and income from continuing operations of $12.6 million for the fourth quarter ended January 1, 2011.  Net income per diluted share from continuing operations for the quarter was $0.27 or $0.39 on a non-GAAP basis when excluding restructuring and impairment charges and transition costs.  For fiscal year 2010, the Corporation reported sales of $1.7 billion and income from continuing operations of $29.7 million.  Net income per diluted share from continuing operations for the year was $0.65 or $0.82 on a non-GAAP basis when excluding restructuring and impairment charges, transition costs, and non-operating gains.

Fourth Quarter and FY'10 Summary Comments
"We delivered strong performance across all of our businesses in the fourth quarter, led by double digit growth in our office furniture segment.  The cost reset actions implemented in 2009 and 2010, combined with our strategic growth initiatives, resulted in an increase in earnings of more than 40 percent over prior year quarter.

We enter 2011 financially stronger, well positioned within our markets and focused on long-term profitable growth," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Fourth Quarter
Dollars in millions	Three Months Ended		Percent
except per share data	1/01/2011	1/02/2010	Change

Net sales	$466.1	$405.6	14.9%
Gross margin	$163.9	$148.0	10.8%
Gross margin %	35.2%	36.5%
SG&A	$143.5	$158.2	-9.2%
SG&A %	30.8%	39.0%
Operating income (loss)	$20.4	$(10.2)	299.7%
Operating income (loss) %	4.4%	-2.5%
Income (loss) from continuing operations	$12.6	$(9.3)	235.7%

Earnings per share from continuing operations attributable to HNI Corporation – diluted	$0.27	$(0.21)	228.6%

Fourth Quarter Results – Continuing Operations
•	Consolidated net sales increased $60.6 million or 14.9 percent from the prior year quarter to $466.1 million.
•
Gross margins were 1.3 percentage points lower than prior year primarily due to reduced price realization, increased material costs and higher mix of lower margin products in the office furniture segment offset partially by higher volume and lower restructuring and transition charges.

•
Total selling and administrative expenses, including restructuring and impairment charges, decreased $14.6 million or 9.2 percent due to distribution efficiencies and lower restructuring and impairment charges and transition costs.  These were offset by increased volume related expenses, higher fuel costs, investments in growth initiatives and higher incentive based compensation.

•
The Corporation recorded $7.1 million of restructuring and impairment charges and transition costs during the fourth quarter.  These charges included $1.9 million related to costs associated with shutdown and consolidation of office furniture facilities of which $0.5 million were included in cost of sales.  Also included were $5.2 million of impairment and restructuring charges related to hearth distribution locations that were classified as held for sale or closed as of the end of 2010.  Included in 2009 were $29.5 million of restructuring and impairment charges and transition costs.

Fourth Quarter – Non-GAAP Financial Measures – Continuing Operations (Reconciled with most comparable GAAP financial measures)
Dollars in millions except per share data	Three Months Ended 1/01/2011				Three Months Ended 1/02/2010
	Gross Profit	SG&A	Operating Income	EPS	Gross Profit	SG&A	Operating Income (Loss)	EPS
As reported (GAAP)	$163.9	$143.5	$20.4	$0.27	$148.0	$158.2	$(10.2)	$(0.21)
% of net sales	35.2%	30.8%	4.4%		36.5%	39.0%	-2.5%

Restructuring and impairment	$0.3	$(6.6)	$6.9	$0.11	$1.2	$(27.0)	$28.2	$0.46
Transition costs	$0.2	-	$0.2	$0.01	$1.0	$(0.3)	$1.3	$0.02

Results (non-GAAP)	$164.4	$136.9	$27.5	$0.39	$150.1	$130.8	$19.3	$0.27
% of net sales	35.3%	29.4%	5.9%		37.0%	32.3%	4.8%

Full Year
Dollars in millions	Twelve Months Ended		Percent
except per share data	1/01/2011	1/02/2010	Change

Net sales	$1,686.7	$1,623.3	3.9%
Gross margin	$585.6	$562.8	4.1%
Gross margin %	34.7%	34.7%
SG&A	$527.7	$554.2	-4.8%
SG&A %	31.3%	34.1%
Operating income	$57.9	$8.6	574.8%
Operating income %	3.4%	0.5%
Income (loss) from continuing operations	$29.7	$(1.6)	NM

Earnings per share from continuing operations attributable to HNI Corporation – diluted	$0.65	$(0.04)	NM

Full Year Results – Continuing Operations
•	Net sales increased $63.4 million, or 3.9 percent, to $1.7 billion compared to $1.6 billion in the prior year.
•
Gross margins remained at 34.7 percent due to increased volume, cost reduction initiatives and lower restructuring and transition costs offset by lower price realization, higher material costs and higher mix of lower margin products in the office furniture segment.

•
Total selling and administrative expenses, including restructuring charges, decreased $26.5 million or 4.8 percent due to cost control actions, distribution efficiencies and lower restructuring and impairment charges and transition costs.  These were partially offset by increased volume related costs, higher fuel costs, investments in growth initiatives and higher incentive based compensation.  Included in 2010 were $9.4 million of restructuring and impairment charges compared to $40.4 million in 2009.

Cash flow from operations for the year was $94.4 million compared to $193.2 million last year.   Capital expenditures were $26.7 million in 2010 compared to $17.6 million in 2009.  The Corporation repurchased 655,032 shares of its common stock during 2010.  There is approximately $145.8 million remaining under the current repurchase authorization.

Full Year – Non-GAAP Financial Measures – Continuing Operations (Reconciled with most comparable GAAP financial measures)
Dollars in millions except per share data	Twelve Months Ended 1/01/2011				Twelve Months Ended 1/02/2010
	Gross Profit	SG&A	Operating Income	EPS	Gross Profit	SG&A	Operating Income	EPS
As reported (GAAP)	$585.6	$527.7	$57.9	$0.65	$562.8	$554.2	$8.6	$(0.04)
% of net sales	34.7%	31.3%	3.4%		34.7%	34.1%	0.5%

Restructuring and impairment	$2.6	$(9.4)	$12.1	$0.17	$3.9	$(40.4)	$44.4	$0.54
Transition costs	$1.5	-	$1.5	$0.02	$1.3	$(0.5)	$1.8	$0.02
Non-operating gains	-	$0.5	$(0.5)	$(0.01)	-	$1.6	$(1.6)	$(0.02)

Results (non-GAAP)	$589.7	$518.8	$70.9	$0.82	$568.0	$514.9	$53.1	$0.50
% of net sales	35.0%	30.8%	4.2%		35.0%	31.7%	3.3%

Office Furniture
	Three Months Ended		Percent	Twelve Months Ended		Percent
Dollars in millions	1/01/2011	1/02/2010	Change	1/01/2011	1/02/2010	Change
Sales	$374.8	$321.9	16.4%	$1,404.9	$1,344.8	4.5%
Operating profit (loss)	$24.6	$(5.3)	567.4%	$87.6	$52.5	66.6%
Operating profit %	6.6%	-1.6%		6.2%	3.9%

Non-GAAP Financial Measures (Reconciled with most comparable GAAP measures)
	Three Months Ended		Percent Change	Twelve Months Ended		Percent Change
Dollars in millions	1/01/2011	1/02/2010		1/01/2011	1/02/2010
Operating profit (loss) as reported (GAAP)	$24.6	$(5.3)	567.4%	$87.6	$52.5	66.6%
% of net sales	6.6%	-1.6%		6.2%	3.9%

Restructuring and impairment	$1.7	$27.1		$6.1	$37.6
Transition costs	$0.2	$0.6		$2.0	$1.0
Non-operating gains	-	-		$(0.5)	-

Operating profit (non-GAAP)	$26.4	$22.5	17.5%	$95.1	$91.2	4.3%
% of net sales	7.1%	7.0%		6.8%	6.8%

•
Fourth quarter and full year sales for the office furniture segment increased $52.9 million and $60.1 million, respectively.  These increases were driven by an increase in the supplies driven channel and a more substantial increase in the contract and international channels of the office furniture industry.

•
Fourth quarter and full year operating profit increased $29.8 million and $35.0 million, respectively.  Operating profit was positively impacted by increased volume, cost reduction initiatives, distribution efficiencies and lower restructuring, transition and impairment expenses.  These were partially offset by decreased price realization, higher input costs, investments in selling and growth initiatives and higher incentive based compensation expense.

Hearth Products

	Three Months Ended		Percent	Twelve Months Ended		Percent
Dollars in millions	1/01/2011	1/02/2010	Change	1/01/2011	1/02/2010	Change
Sales	$91.3	$83.6	9.2%	$281.8	$278.5	1.2%
Operating profit (loss)	$5.4	$3.7	45.3%	$2.9	$(14.7)	119.8%
Operating profit %	5.9%	4.5%		1.0%	-5.3%
Non-GAAP Financial Measures (Reconciled with most comparable GAAP measures)
	Three Months Ended		Percent Change	Twelve Months Ended		Percent Change
Dollars in millions	1/01/2011	1/02/2010		1/01/2011	1/02/2010
Operating profit (loss) as reported (GAAP)	$5.4	$3.7	45.3%	$2.9	$(14.7)	119.8%
% of net sales	5.9%	4.5%		1.0%	-5.3%

Restructuring and impairment	$5.3	$1.1		$5.4	$6.7
Transition costs	-	$0.7		$0.1	$0.8
Non-operating gains	-	-		-	$(0.3)

Operating profit (loss) (non-GAAP)	$10.7	$5.5	94.4%	$8.4	$(7.6)	210.8%
% of net sales	11.7%	6.6%		3.0%	-2.7%

•
Fourth quarter sales for the hearth products segment increased $7.7 million driven by a small increase in the new construction channel and a more significant increase in the remodel-retrofit channel.  Full year sales for the hearth products segment increased $3.3 million driven by an increase in the new construction channel and a decrease in the remodel/retrofit channel.

•
Fourth quarter and full year operating profit increased $1.7 million and $17.7 million, respectively.  Operating profit for the fourth quarter was positively impacted by higher volume, better price realization and cost reduction initiatives partially offset by higher restructuring and impairment costs.  Operating profit for the year was positively impacted by better price realization, cost reduction initiatives, and lower restructuring and impairment charges partially offset by higher input costs.

Outlook
"I remain optimistic about our markets and the gradually improving economy.  We will build on the momentum from 2010 to grow our businesses and increase profits in 2011.   We will continue to reduce cost, improve operations and fiercely manage cash.   Our strategy to invest in growth initiatives across our multiple platforms has not changed.  The corporation is financially strong and well positioned for long term profitable growth," said Mr. Askren.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture, and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call
HNI Corporation will host a conference call on Wednesday, February 9, 2011 at 10:00 a.m. (Central) to discuss fourth quarter and year-end 2010 results.  To participate, call the conference call line at 1-800-230-1092.  A replay of the conference call will be available until Wednesday, February 16, 2011, 11:59 p.m. (Central).  To access this replay, dial 1-800-475-6701 – Access Code:  189302.  A link to the simultaneous web cast can be found on the Corporation's website at www.hnicorp.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  Pursuant to the requirements of Regulation G, the Corporation has provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, selling and administrative expense, operating income, operating profit and net income per diluted share (i.e., EPS), excluding restructuring and impairment charges, transition costs and non-operating gains.  These measures are presented because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.

HNI Corporation is a NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , Heatilator®, Heat & Glo™, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

Statements in this release that are not strictly historical, including statements as to plans, outlook, objectives and future financial performance, are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely,"
"may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions identify forward-looking statements.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives for the entire Corporation, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock, and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions, including the recent credit crisis, slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism, military action, epidemic, acts of God or other Force Majeure events; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); higher than expected costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

###

HNI CORPORATION

Condensed Consolidated Statement of Operations

	Three Months Ended		Twelve Months Ended
(Dollars in thousands, except per share data)	Jan. 1, 2011	Jan. 2, 2010	Jan. 1, 2011	Jan. 2, 2010
Net Sales	$466,148	$405,553	$1,686,728	$1,623,327
Cost of products sold	302,246	257,601	1,101,112	1,060,526
Gross profit	163,902	147,952	585,616	562,801
Selling and administrative expenses	136,912	131,110	518,257	513,776
Restructuring and impairment charges	6,628	27,040	9,449	40,443
Operating income (loss)	20,362	(10,198)	57,910	8,582
Interest income	125	104	471	415
Interest expense	3,283	2,666	11,903	12,080
Income (loss) from continuing operations before income taxes	17,204	(12,760)	46,478	(3,083)
Income taxes	4,621	(3,490)	16,797	(1,485)
Income (loss) from continuing operations, less applicable income taxes	12,583	(9,270)	29,681	(1,598)
Discontinued operations, less applicable income taxes	(6)	(1,500)	(2,558)	(4,661)
Net income (loss)	12,577	(10,770)	27,123	(6,259)
Less: Net income attributable to the noncontrolling interest	33	3	182	183
Net income (loss) attributable to HNI Corporation	$12,544	$(10,773)	$26,941	$(6,442)
Income (loss) from continuing operations attributable to HNI Corporation per common share – basic	$0.28	$(0.21)	$0.66	$(0.04)
Discontinued operations attributable to HNI Corporation per common share – basic	$0.00	$(0.03)	$(0.06)	$(0.10)
Net income (loss) attributable to HNI Corporation common shareholders – basic	$0.28	$(0.24)	$0.60	$(0.14)
Average number of common shares outstanding – basic	44,815,129	45,054,103	44,993,934	44,888,809
Income (loss) from continuing operations attributable to HNI Corporation per common share – diluted	$0.27	$(0.21)	$0.65	$(0.04)
Discontinued operations attributable to HNI Corporation per common share – diluted	$0.00	$(0.03)	$(0.06)	$(0.10)
Net income (loss) attributable to HNI Corporation common shareholders – diluted	$0.27	$(0.24)	$0.59	$(0.14)
Average number of common shares outstanding – diluted	45,742,520	45,054,103	45,808,704	44,888,809

Condensed Consolidated Balance Sheet

Assets			Liabilities and Shareholders' Equity
	As of			As of
	Jan. 1,	Jan. 2,		Jan. 1,	Jan. 2,
(Dollars in thousands)	2011	2010		2011	2010
Cash and cash equivalents	$99,096	$87,374	Accounts payable and
Short-term investments	10,567	5,994	accrued expenses	$311,066	$299,718
Receivables	190,118	163,732	Note payable and current
Inventories	68,956	65,144	maturities of long-term debt	50,029	39
Deferred income taxes	18,467	20,299	Current maturities of other
Prepaid expenses and			long-term obligations	256	385
other current assets	20,957	17,728
Current assets	408,161	360,271	Current liabilities	361,351	300,142

			Long-term debt	150,000	200,000
			Capital lease obligations	111	-
Property and equipment - net	231,781	260,102	Other long-term liabilities	47,437	50,332
Goodwill	260,634	261,114	Deferred income taxes	30,525	24,227
Other assets	97,304	112,839
			Parent Company shareholders' equity	407,985	419,284
			Noncontrolling interest	471	341
			Shareholders' equity	408,456	419,625
			Total liabilities and
Total assets	$997,880	$994,326	shareholders' equity	$997,880	$994,326

 Condensed Consolidated Statement of Cash Flows

	Twelve Months Ended
(Dollars in thousands)	Jan. 1, 2011	Jan. 2, 2010
Net cash flows from (to) operating activities	$94,384	$193,205
Net cash flows from (to) investing activities:
Capital expenditures	(26,722)	(17,554)
Acquisition spending	(149)	(500)
Other	1,818	31,335
Net cash flows from (to) financing activities	(57,609)	(158,650)
Net increase (decrease) in cash and cash equivalents	11,722	47,836
Cash and cash equivalents at beginning of period	87,374	39,538
Cash and cash equivalents at end of period	$99,096	$87,374

Business Segment Data

	Three Months Ended		Twelve Months Ended
(Dollars in thousands)	Jan. 1, 2011	Jan. 2, 2010	Jan. 1, 2011	Jan. 2, 2010
Net sales:
Office furniture	$374,812	$321,927	$1,404,923	$1,344,832
Hearth products	91,336	83,626	281,805	278,495
	$466,148	$405,553	$1,686,728	$1,623,327

Operating profit (loss):
Office furniture
Operations before restructuring and impairment charges	$25,949	$21,234	$91,649	$87,486
Restructuring and impairment charges	(1,370)	(26,493)	(4,090)	(34,944)
Office furniture - net	24,579	(5,259)	87,559	52,542
Hearth products
Operations before restructuring and impairment charges	10,672	4,274	8,274	(9,245)
Restructuring and impairment charges	(5,258)	(547)	(5,359)	(5,499)
Hearth products - net	5,414	3,727	2,915	(14,744)
Total operating profit (loss)	29,993	(1,532)	90,474	37,798
Unallocated corporate expense	(12,789)	(11,228)	(43,996)	(40,881)
Income before income taxes	$17,204	$(12,760)	$46,478	$ (3,083)

Depreciation and amortization expense:
Office furniture	$10,249	$12,280	$44,717	$52,137
Hearth products	2,422	5,924	11,474	19,041
General corporate	598	948	2,439	3,689
	$13,269	$19,152	$58,630	$74,867

Capital expenditures – net:
Office furniture	$6,303	$5,255	$20,928	$13,482
Hearth products	980	1,247	2,423	3,484
General corporate	763	178	3,371	588
	$8,046	$6,680	$26,722	$17,554

			As of	As of
			Jan. 1, 2011	Jan. 2, 2010
Identifiable assets:
Office furniture			$588,540	$579,187
Hearth products			267,125	291,518
General corporate			142,215	123,621
			$997,880	$994,326

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